INTERWEST TRANSFER COMPANY, INC.




April 25, 2000

Universal Turf, Inc.
Attn:  Mr. Michael Krome
Via Facsimile: (631) 863.9898

Re:  Shareholders of record

Dear Mr. Krome,

     This letter is to certify that as of April 26, 2000, Universal Turf, Inc. has a total of 11,284,346 shares issued and outstanding held of record by 790 shareholders.

     Please let know if you need any further information.

Sincerely,

/s/ Kristi Kunz
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    Kristi Kunz
    Account Executive